Exhibit 99.2

ACTION BY WRITTEN CONSENT OF SHAREHOLDERS

(Section 222, Delaware General Corporation Law)

OF

BIO LAB NATURALS INC.

A Delaware Corporation

The undersigned shareholders holding and possessing a majority of the issued and outstanding shares of Common Stock of Bio Lab Naturals Inc., a Delaware Corporation (the “Company”), by their signature(s) below or on a counterpart hereof, hereby adopt the following resolutions, by written consent, effective as of the date hereof, which shall have the same force and effect as if adopted at a meeting duly-convened of the Company.

WHEREAS:

A.	The Company’s Shareholders wish to adopt and approve the actions (the “Actions”) set forth fully herein as it deems the Actions to be in the best interests of the Company on a going-forward basis.

B.	This Resolution authorizes the Company’s Board of Directors to take the following Actions which shall become effective immediately.

IT IS RESOLVED THAT:

NAME CHANGE

RESOLVED, that the Company is authorized to implement a Name Change of the Company’s corporate name from Bio Lab Naturals Inc. to Limitless X Holdings Inc.

RESOLVED FURTHER, that the Company is authorized to execute and file with the Secretary of State of Delaware the Certificate of Amendment, pursuant to sections 222 and 242 of Delaware General Corporation Law, to give effect to the change in the Company’s corporate name.

RESOLVED FURTHER, that the Secretary of the Company is hereby instructed to forward a copy of this resolution notifying the Company’s Transfer Agent of the name change.

Certification

I hereby certify that the foregoing is a true and correct copy of a resolution duly passed by the written consent of the Shareholders of Bio Lab Naturals Inc. and that the said resolution is now in full force and effect.

/s/Jaspreet Mathur

Date June 6, 2022	Jaspreet Mathur a 67% Share holder